CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 and No. 281 to the Registration Statement on Form N-4 (No. 333-259866 and No. 811-05716) (the “Registration Statement”) of our report dated April 7, 2023 relating to the statutory financial statements of Allianz Life Insurance Company of New York and consent to the incorporation by reference in the Registration Statement of our report dated April 5, 2023 relating to the financial statements of each of the subaccounts of Allianz Life of NY Variable Account C of Allianz Life Insurance Company of New York (“Variable Account C”) indicated in our report, which appears in Variable Account C’s Form N-VPFS (No. 811-05716) for the period ended December 31, 2022. We also consent to the references to us under the headings “Financial Statements” and “Statutory Financial Statements” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Pricewaterhouse Coopers LLP
Minneapolis, MN
April 17, 2023